exhibit (c)(7)


          FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

      This First Amendment to the Agreement and Plan of Merger
(the "First Amendment") is made and entered into as of January
2nd, 1997 between Henkel KGaA, HC Investments, Inc. and Loctite
Corporation.

      WHEREAS, the parties to this First Amendment are the parties to that certain Agreement and Plan of Merger (the "Merger
Agreement") dated as of December 5, 1996.

      WHEREAS, the parties now desire to make the following clarifying amendment to the terms of the Merger Agreement.

      NOW, THEREFORE, the parties hereby agree as follows:

      1. Section 1.1(a) of the Agreement is hereby amended by adding the following sentence at the end thereof:

      Parent Sub may assign its right to purchase Shares tendered pursuant to the Offer to a newly formed, indirect, wholly-owned subsidiary of Parent ("Merger Sub") and the obligation of Parent Sub to accept for payment and pay for Shares tendered pursuant to the Offer shall be deemed satisfied by the purchase of such Shares by Merger Sub.

      2. Section 2.1 of the Agreement is hereby amended to read in its entirety as follows:

      Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.3), Merger Sub shall be merged with and into the Company in accordance with this Agreement and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue as an indirect, wholly-owned subsidiary of Parent under the name "Loctite Corporation." The merger shall have the effects specified in the DGCL.

      IN WITNESS WHEREOF, the parties have executed this First
Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

                               HENKEL KGaA

                               By: /s/ Karl Gruter
                                  ---------------------------
                                    Name: Karl Gruter
                                    Title: General Counsel

                               By: /s/ Winfried Gurtzgen
                                  ---------------------------
                                    Name: Winfried Gurtzgen
                                    Title: Tax Director

                               HC INVESTMENTS, INC.

                               By: /s/ Karl Gruter
                                  ---------------------------
                                    Name: Karl Gruter
                                    Title: Chairman

                               LOCTITE CORPORATION

                               By: /s/ David Freeman
                                  ---------------------------
                                    Name: David Freeman
                                    Title: Chairman